AMENDED AND RESTATED
                     CERTIFICATE OF INCORPORATION
                                OF
                    HOMELAND HOLDING CORPORATION
                 (FORMERLY SWO HOLDING CORPORATION)


          TO THE SECRETARY OF STATE OF THE STATE OF DELAWARE:

           The undersigned officers of Homeland Holding Corporation
("Corporation")  do  hereby   certify   as follows:

            1. The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware ("Secretary of State") on November 6, 1987. At the time of its original incorporation, the name of the Corporation was "SWO Holding Corporation."

            2. Such certificate of incorporation has been previously amended and restated on July 14, 1989, and August 2, 1990. The name of the Corporation was changed to "Homeland Holding Corporation" on August 2,
1989.   Such certificate of incorporation, as previously amended and restated, is referred to in this Amended and Restated Certificate of Incorporation as the "Prior Certificate of Incorporation."

           3. This Amended and Restated Certificate of Incorporation has been amended for the purpose of modifying the capital structure of the Corporation in accordance with the Plan of Reorganization of Homeland Stores, Inc. and Homeland Holding Corporation confirmed by the United States Bankruptcy Court for the District of Delaware ("Court") under Chapter 11 of the United States Bankruptcy Code in the cases styled In re Homeland Stores, Inc., Debtor, Case No. 96-747 (PJW), and In re Homeland Holding Corporation, Debtor, Case No. 96-748 (PJW), on July 19, 1996. The cases were filed with the Court on May 13, 1996.

           4. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242, Section 245 and Section 303 of the General Corporation Law of the State of Delaware.

            5. The text of the Prior Certificate of Incorporation is hereby further amended by this Amended and Restated Certificate of Incorporation and is restated to read in its entirety as follows:

           FIRST:   The name of the Corporation is Homeland Holding
Corporation.

          SECOND:   The Corporation's registered office in the State of
Delaware is at 15 North Street in the City of Dover, County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.

           THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

           FOURTH: The capital stock of the Corporation shall consist of a single class and the total number of shares of stock which the Corporation shall have authority to issue is 7,500,000 shares of Common Stock, par value $0.01 per share.

           Each share of Common Stock shall entitle the record holder thereof to one vote on all matters submitted to the shareholders. The Corporation shall not have the authority to issue non-voting equity securities.

           FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

            (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-laws and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-laws.

            (b) The election of directors may be conducted in any manner approved by the shareholders at the time when the election is held and need not be by ballot.

           (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Amended and Restated Certificate of Incorporation or by the By-laws) shall be vested in and exercised by the Board of Directors.

           (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-laws of the Corporation, except to the extent that the this Amended and Restated Certificate of Incorporation or the By-laws otherwise provide.

           (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Amended and Restated Certificate of Incorporation shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

           SIXTH: The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon shareholders or directors are granted subject to this reservation.

           IN WITNESS WHEREOF, the undersigned officers have signed this Amended and Restated Certificate of Incorporation
this       day of            , 1996.


                           HOMELAND HOLDING CORPORATION



                           By:
                                James   A.   Demme,
                                President
                           ATTEST:



                           Secretary

(SEAL)






















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